Exhibit 5.1

April 1, 2019

InVivo Therapeutics Holdings Corp.

One Kendall Square, Building 1400 East, Floor 4

Cambridge, MA 02139

Re:Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to InVivo Therapeutics Holdings Corp., a Nevada corporation (the “Corporation”), in connection with the Corporation’s Registration Statement on Form S-8 (the “Registration Statement”) filed with the United States Securities and Exchange Commission (the “Commission”) on the date referenced above under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of (a) an aggregate of 90,000 shares (the “Shares”) of the Corporation’s common stock, $0.0001 par value per share (the “Common Stock”), issuable pursuant to the Nonstatutory Stock Option Agreement, dated January 14, 2019, between the Corporation and Richard Christopher (the “Agreement”).

We have examined the following documents: (a) the Articles of Incorporation of the Corporation filed with the Nevada Secretary of State on April 2, 2003, as amended; (b) the Amended and Restated Bylaws of the Corporation, dated as of March 29, 2016; (c) the resolutions adopted by the Corporation’s board of directors authorizing the filing of the Registration Statement with the Commission and the issuance of the Shares; and (d) the Registration Statement and the exhibits thereto. We have also examined such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Corporation and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinion hereinafter set forth.

The opinions expressed below are based on the assumptions that: (a) the Registration Statement and any amendments or supplements thereto (including any post-effective amendments) have been filed by the Corporation with the Commission and will be effective at the time that any of the Shares are issued, and that persons acquiring the Shares will do so strictly in accordance with the terms of the Agreement and will receive a prospectus containing all of the information required by Part I of the Registration Statement before acquiring such Shares; (b) the Shares will continue to be duly and validly authorized on the dates that the Shares are issued, and, upon the issuance of any of the Shares, the total number of shares of Common Stock of the Corporation issued and outstanding, after giving effect to such issuance of such Shares, will not exceed the total number of shares of Common Stock that the Corporation is then authorized to issue under the Articles, as may be further amended; (c) the Agreement will not violate or constitute a default or breach under (i) any agreement or instrument to which the Corporation or its properties is subject, (ii) any law, rule or regulation to which the Corporation is subject, (iii) any judicial or regulatory order or decree of any governmental authority, or (iv) any consent, approval, license, authorization or validation of or filing, recording or registration of any governmental authority; and (v) the Shares will issued and sold in compliance with the Securities Act and the securities or “Blue Sky” laws of various states.

On the basis of the foregoing, and subject to the qualifications, assumptions, and limitations set forth herein, we are of the opinion that the Shares issuable in connection with the Agreement have been duly authorized and, when issued in accordance with the terms and conditions of the Agreement, will be validly issued, fully paid and nonassessable.

This opinion is limited to the present laws of the State of Nevada. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules and regulations or requirements of any county, municipality or subdivision or other local authority of any jurisdiction.

InVivo Therapeutics Holdings Corp.

April 1,2019

We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in fact or any other matters that hereafter might occur or be brought to our attention.

We hereby consent to the sole use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

Very truly yours,

Ballard Spahr LLP